EXHIBIT 10.2

                        CONSENT OF WHEELER WASOFF, P.C.




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                              Wheeler Wasoff, P.C.
                          Certified Public Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to use in this Registration Statement of Brinx Resources Ltd. (the "Company") on Form SB-1/A, Amendment No. 2, File No. 333-102441, of our report dated December 30, 2002 relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                        /s/ Wheeler Wasoff, P.C.

                                        Wheeler Wasoff, P.C.


Denver, Colorado
May 2, 2003